EXHIBIT 3.1

BVX_
CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BOVIE MEDICAL CORPORATION

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

The undersigned Chief Executive Officer of Bovie Medical Corporation, a Corporation organized under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.
The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 3, 1982, a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 15, 1983, a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 22, 1983, a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 23, 1987, a Certificate for Renewal and Revival of Charter was filed with the Secretary of State of the State of Delaware on March 16, 1993, a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 8, 1998, a Certificate of Designation, Preferences and Rights of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on September 8, 1998, a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 14, 1998, a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on March 16, 2015, a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 10, 2017, and a Certificate of Elimination of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on May 3, 2018.

2.	Article FIRST of the Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended whereby Paragraph FIRST is hereby amended to read as follows:

EXHIBIT 3.1

“The name of the Corporation is Apyx Medical Corporation.”

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	That the foregoing amendment shall be effective as of 12:00 A.M. Eastern Time on January 1, 2019.

IN WITNESS HEREOF, this Certificate has been subscribed this 19th day of December, 2018 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

By:	/s/ Charles D. Goodwin II
Name:	Charles D. Goodwin II
Title:	President and Chief Executive Officer